SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2008

PLASTINUM POLYMER TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (310) 651-9972

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2008, the Registrant granted to Jacques Mot, the Registrant’s President and Chief Executive Officer, and to Nils Berten, the Registrant’s Chief Operating Officer, options to purchase the Registrant’s Common Stock under its 2006 Long-Term Incentive Plan and pursuant to Option Agreements entered into with each of them (the “Options”). The exercise price for all of the granted Options is $0.30 per share, a price that was designated by the Company as reflective of the approximate average sales price of the Registrant’s Common Stock as reported by the OTC Bulletin Board over the sixty day period prior to the grant date and was not necessarily reflective of the last sale price per share on the grant date itself.

Mr. Mot was granted 14,400,000 Options and Mr. Berten was granted 6,000,000 Options.

The grant to Mr. Mot is subject to the approval of the holders of a majority of the outstanding shares of the Registrant’s Common Stock (including the Series B Preferred Stock voting on an “as converted” basis and excluding any shares held by Mr. Mot who shall not be entitled to vote thereon).

The Options expire on 4/18/2013 and, subject to the grantee thereof remaining in the employ of the Registrant, vest as follows: (a) one-sixth of the Options granted to each of Mr. Mot and Mr. Berten vest on each of the following dates (the “Milestone Attainment Dates”) upon the attainment of each of the following respective milestones (the “Milestones”): (i) on December 31, 2008, if at least one fully operational factory in The Netherlands capable of processing 15,000 tons of eWaste per year at full capacity has been established by the Registrant, (ii) on December 31, 2009 if at least one fully operational factory in the United States has been established by the Registrant and (iii) on December 31, 2010 if at least four fully operational factories, including the ones contemplated by the preceding clauses (i) and (ii), have been established by the Registrant; provided, however, that the Milestones in clauses (i), (ii) and (iii) above may be adjusted by the Compensation Committee of the Registrant’s Board of Directors at its discretion at the beginning of the respective calendar year, and (b) on such date as the market capitalization of the Registrant exceeds $300 million and provided that such date occurs on or prior to 4/18/2011, then double the number of Options granted to each of Mr. Mot and Mr. Berten that have already vested and those yet subject to vesting on each Milestone Date that has not yet occurred will become vested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM POLYMER TECHNOLOGIES CORP.

Dated: April 22, 2008	By: /s/ Jacques Mot
Jacques Mot
President and CEO